Exhibit 10.21

FIRST AMENDMENT TO OFFICE LEASE

THIS FIRST AMENDMENT TO OFFICE LEASE (this “Amendment”) is made and entered into as of November 11, 2024 (the “Effective Date”), by and between KB MILL CREEK MT, LLC, a Delaware limited liability company (“Landlord”), and SUMMIT HEALTHCARE REIT, INC., a Maryland corporation (“Tenant”).

RECITALS

A.Landlord and Tenant are parties to that certain Standard Office Lease, dated April 1, 2022 (the “Lease”), pursuant to which Tenant leases from Landlord approximately 5,241 rentable square feet of office space, designated as Suite 125 (the “Premises”), on the first floor in the building located at 23382 Mill Creek Drive, Laguna Hills, California 92653 (the “Building”).

B.KB Mill Creek, DST, a Delaware statutory trust (successor-in-interest to LAKEHILLS CM-CG LLC, a Delaware limited liability company), as the current fee owner of the Project (the “Master Lessor”), master leased the Project to Landlord pursuant to that certain Master Lease Agreement dated October 7, 2022, by and between the Master Lessor and Landlord and to which the Lease, as amended by this Amendment, is subject and subordinate pursuant to Section 18.1 of the Lease.

C.Landlord and Tenant desire to enter into this Amendment in order to amend, modify, and supplement the Lease upon the terms and subject to the conditions set forth in this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

AGREEMENT

1.Recitals and Defined Terms. Lessor and Lessee acknowledge the truthfulness of the foregoing Recitals, which are hereby incorporated into this Amendment. Unless otherwise specified in this Amendment, all capitalized terms used herein are used as defined in the Lease.

2.Lease Expiration Date. Notwithstanding anything in the Lease to the contrary, the Lease Expiration Date shall be April 30, 2026.

3.Termination Option. Effective as of the Effective Date hereof, Landlord shall have the option (the “Termination Option”) to terminate the Lease, as amended by this Amendment, with respect to the entire Premises. Landlord shall exercise the Termination Option by delivering a written termination notice to Tenant at least thirty (30) days prior to the date on which Tenant shall surrender the entire Premises (the “Early Termination Date”). If Landlord exercises the Termination Option, the Lease shall cease and expire on the Early Termination Date with the same force and effect as if said Early Termination Date were the Lease Expiration Date, subject to such provisions of this Lease that survive expiration or termination of this Lease.

4.Address of Landlord. The Address of Landlord set forth in Section 29.14 of the Lease is hereby amended and restated as follows:

KB Mill Creek MT, LLC

c/o Kingsbarn Realty Capital

1645 Village Center Circle, Suite 200

Las Vegas, NV 89134

Attention: Adam Drake

5.Condition of Premises. Tenant is in possession of the Premises and accepts the same “as is,” “where is,” with all faults, without any without any claim of default, offset, or defense against the payment of Rent or other charges due or payable by Tenant, and without any agreements, representations, understandings, or obligations on the part of Landlord to perform any alterations, repairs, or improvements. Tenant hereby acknowledges and agrees that Landlord has fully satisfied its obligations under the Lease prior to and including the Effective Date.

6.Tenant Representations.

6.1.Tenant hereby represents and warrants that (a) Tenant has full right and authority to execute and deliver this Amendment and that each person signing on behalf of Tenant is authorized to do so, and (b) Tenant is properly formed and validly existing under the laws of the state in which Tenant is formed and Tenant is authorized to transact business in the state in which the Building is located. Tenant shall, within ten (10) days after request from Landlord, deliver to Landlord satisfactory evidence of such authority and, if a corporation or limited liability company, also deliver to Landlord satisfactory evidence of (i) good standing in Tenant’s state of formation and (ii) qualification to do business in California.

6.2.Tenant hereby represents and warrants to Landlord that, as of the date of this Amendment, Tenant is in full compliance with all terms, covenants and conditions of the Lease and that there are no breaches or defaults under the Lease by Landlord or Tenant, and that Tenant knows of no events or circumstances which, given the passage of time, would constitute a default under the Lease by either Landlord or Tenant.

7.Miscellaneous.

7.1.This Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Under no circumstances shall Tenant be entitled to any rent abatement, improvement allowance, leasehold improvements, or other work to the Premises, or any similar economic incentives that may have been provided Tenant in connection with entering into the Lease, unless specifically set forth in the Lease or this Amendment.

7.2.Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect. In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.

7.3.Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed and delivered the same to Tenant.

7.4.Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Amendment, and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Amendment. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including, without limitation, reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any real estate broker or agent, occurring by, through, or under the indemnifying party.

7.5.Each signatory of this Amendment represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting. Tenant hereby represents and warrants that neither Tenant, nor any persons or entities holding any legal or beneficial interest whatsoever in Tenant, are (i) the target of any sanctions program that is established by Executive Order of the President or published by the Office of Foreign Assets Control, U.S. Department of the Treasury (“OFAC”); (ii) designated by the President or OFAC pursuant to the Trading with the Enemy Act, 50 U.S.C. App. § 5, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-06, the Patriot Act, Public Law 107-56, Executive Order 13224 (September 23, 2001) or any Executive Order of the President issued pursuant to such statutes; or (iii) named on the following list that is published by OFAC: “List of Specially Designated Nationals and Blocked Persons.” If the foregoing representation is untrue at any time during the First Extended Term, an event of default under the Lease will be deemed to have occurred, without the necessity of notice to Tenant.

7.6.TENANT HEREBY WAIVES ANY AND ALL RIGHTS CONFERRED BY SECTION 3275 OF THE CIVIL CODE OF CALIFORNIA AND BY SECTIONS 1174(c) AND 1179 OF THE CODE OF CIVIL PROCEDURE OF CALIFORNIA AND ANY AND ALL OTHER LAWS AND RULES OF LAW FROM TIME TO TIME IN EFFECT DURING THE LEASE TERM OR THEREAFTER PROVIDING THAT TENANT SHALL HAVE ANY RIGHT TO REDEEM, REINSTATE OR RESTORE THE LEASE, AS AMENDED HEREBY, FOLLOWING ITS TERMINATION BY REASON OF TENANT’S BREACH.

7.7.Redress for any claim against Landlord under the Lease and this Amendment shall be limited to and enforceable only against and to the event of Landlord’s interest in the Building. The obligations of Landlord under the Lease as amended hereby are not intended to and shall not be personally binding on, nor shall any resort be had to the property of, any of its partners, venturers, trustees, directors, officers, shareholders, managers, members, beneficiaries, employees, agents, or affiliates, or any of its successors or assigns, as the case may be, and in no case shall Landlord be liable to Tenant hereunder for any lost profits, damage to business, or any form of special, indirect, punitive or consequential damages.

7.8.The aforementioned recitals are true and correct and are incorporated herein by reference.

7.9.This Amendment may be executed in one or more counterpart copies and each of which so executed shall be deemed an original, and all such counterparts together shall constitute one and the same instrument. Signatures sent via email or facsimile shall have the same force and effect as originals.

IN WITNESS WHEREOF, Landlord and Tenant have entered into and executed this Second Amendment to Office Lease as of the Effective Date.

[SIGNATURE PAGE FOLLOWS]

LANDLORD:

KB MILL CREEK MT, LLC,
a Delaware limited liability company

By:	KB Mill Creek SPE Member, LLC,
a Delaware limited liability company,
its Manager

By:	Kingsbarn Real Estate Capital, LLC,
a California limited liability company,
its Manager

	By:	Kingsbarn Realty Capital, LLC,
a Nevada limited liability company,
its Manager

	By:	/s/ Adam Drake
Adam Drake, VP Asset Management

TENANT:

SUMMIT HEALTHCARE REIT, INC.,
a Maryland corporation

By:	/s/ Elizabeth Pagliarini
Name:	Elizabeth Pagliarini
Title:	CEO & Secretary

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